                                  FORM 8-A/A
                               (Amendment No. 1)

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        FIRST CHICAGO NBD CORPORATION          FIRST CHICAGO NBD CAPITAL I
         (Exact name of registrant              (Exact name of registrant
        as specified in its charter)            as specified in its charter)

                 Delaware                                Delaware
         (State of incorporation                  (State of incorporation
             or organization)                        or organization)

               38-1984850                               36-4153873
            (I.R.S. Employer                        (I.R.S. Employer
           Identification No.)                     Identification No.)

       One First National Plaza                 c/o First Chicago NBD Corporation
           Chicago, Illinois                         One First National Plaza
(Address of principal executive offices)                 Chicago, Illinois
                  60670                      (Address of principal executive offices)
               (Zip Code)                                    60670
                                                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
                                     None.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A. (c)(2), please check the following box [   ].

Securities to be registered pursuant to Section 12(g) of the Act:

                          First Chicago NBD Capital I
                      Floating Rate Preferred Securities
   (and the Guarantee of First Chicago NBD Corporation with respect thereto)
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities
         to be Registered.
         --------------------------------------

         The descriptions of the Floating Rate Preferred Securities, which represent beneficial interests in First Chicago NBD Capital I, appearing under the captions entitled (a) "The Trusts", "Description of the Subordinated Debt Securities", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee" in the Prospectus, dated January 22, 1997 (the "Prospectus") included in the Registration Statement on Form S-3 (File No. 333-15649, 333-15649-01, 333-15649-02, 333-15649-03, 333-
         15649-04) of First Chicago NBD Corporation, First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV (the "Registration Statement"); and (b) under the captions entitled "Risk Factors", "FCN Capital Trust", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantee", "Description of the Subordinated Debt Securities", "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee" and "United States Federal Income Taxation" in the Prospectus Supplement, dated January 24, 1997 to the Prospectus, as filed with the Securities and Exchange Commission pursuant to Rule 424(b), are incorporated herein by reference.

Item 2.  Exhibits
         --------

         Exhibit 1 - Form of specimen of Preferred Security (included in Exhibit
         3).

         Exhibit 2 - Certificate of Trust of First Chicago NBD Capital I (the "Trust"). [Exhibit 4(a)(1) to the Registration Statement is incorporated herein by reference].

         Exhibit 3 - Amended and Restated Declaration of Trust of First Chicago NBD Capital I. [Exhibit 4(c)(2) to Form 8-K of First Chicago NBD Corporation ("FCN"), dated February 7, 1997 is incorporated herein by reference].

         Exhibit 4 - Junior Subordinated Indenture dated as of January 1, 1997, relating to Subordinated Debt Securities of FCN held by the Trust. [Exhibit 4(d) to the Registration Statement is incorporated herein by reference.]

         Exhibit 5 - First Supplemental Indenture dated as of January 31, 1997. [Exhibit 4(e)(2) to FCN's Form 8-K, dated February 7, 1997, is incorporated herein by reference].

         Exhibit 6 - Preferred Securities Guarantee Agreement dated as of January 31, 1997. [Exhibit 4(h)(2) to FCN's Form 8-K, dated February 7, 1997, is incorporated herein by reference].

                                  SIGNATURES
                                  ----------

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                    FIRST CHICAGO NBD CAPITAL I


                                    By  /s/ M. Eileen Kennedy
                                      -----------------------------------
                                        M. Eileen Kennedy
                                        Trustee


                                    By  /s/ Laurence Goldman
                                      -----------------------------------
                                        Laurence Goldman
                                        Trustee


                                    FIRST CHICAGO NBD CORPORATION


                                    By  /s/ M. Eileen Kennedy
                                      -----------------------------------
                                        M. Eileen Kennedy
                                        Treasurer and Senior Vice President



Dated:  June 11, 1997


                               INDEX TO EXHIBITS
                               -----------------

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
Exhibit                                                           Sequentially
Number   Exhibit                                                  Numbered Page
------   -------                                                  -------------
  1      Form of specimen of Preferred Security (included in
         Exhibit 3).

  2      Certificate of Trust of First Chicago NBD Capital I
         (the "Trust"). [Exhibit 4(a)(1) to the Registration
         Statement is incorporated herein by reference].

  3      Amended and Restated Declaration of Trust of First
         Chicago NBD Capital I. [Exhibit 4(c)(2) to Form 8-K of First Chicago NBD Corporation ("FCN"), dated
         February 7, 1997 is incorporated herein by reference].

  4      Junior Subordinated Indenture dated as of January 1,
         1997, relating to Subordinated Debt Securities of FCN held by the Trust. [Exhibit 4(d) to the Registration
         Statement is incorporated herein by reference.]

  5      First Supplemental Indenture dated as of January 31,
         1997. [Exhibit 4(e)(2) to FCN's Form 8-K, dated
         February 7, 1997, is incorporated herein by reference].

  6      Preferred Securities Guarantee Agreement dated as of
         January 31, 1997. [Exhibit 4(h)(2) to FCN's Form 8-K, dated February 7, 1997, is incorporated herein by reference].

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